UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: July 31, 2008

PLANKTOS CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-28429 (Commission File Number)	68-0423301 (IRS Employer Identification Number)

Joel Dumaresq, Chief Executive Officer

145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2

(Address of principal executive offices)

(604) 669-4771
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     Effective July 31, 2008, the board of directors of Planktos Corp (the “Company”) accepted the resignation of Robert Fisher as chief executive officer, chief financial officer principal accounting officer and as a director of the Company.

(c)     Effective July 22, 2008, the board members of the Company appointed Joel Dumaresq as the chief executive officer, chief financial officer and principal accounting officer of the Company.

Mr. Dumaresq has been a director of the Company since March 13, 2007.

Mr. Dumaresq is currently a senior partner at Matrix Partners, Inc. a Vancouver, British Columbia based merchant banking and private equity firm with over twenty years experience in the finance sector. Working with Matrix, Mr. Dumaresq has been involved in financings, buyouts, mergers, and the acquisition of small, medium and large business enterprises. Prior to joining Matrix, Mr. Dumaresq was involved in public sector corporate financings and has prior public company experience.

The Company has not entered into any employment agreements in connection with Mr. Dumaresq’s appointments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANKTOS CORP.

/s/ Joel Dumaresq
Name: Joel Dumaresq
Title: Chief Executive Officer

Date: August 8, 2008